EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Pro-Dex, Inc. and Subsidiaries (the “Company”) of our report dated September 14, 2017, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K for the year ended June 30, 2017:

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Registration Statement on Form S-3 (No. 333-215032) pertaining to the registration of common stock;

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Registration Statement on Form S-8 (No. 333-214944) pertaining to the Pro-Dex, Inc. 2016 Equity Incentive Plan; and

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Registration Statement on Form S-8 (No. 333-201825) pertaining to the Pro-Dex, Inc. 2014 Employee Stock Purchase Plan.

/s/ Moss Adams LLP

Moss Adams LLP

Irvine, California

September 14, 2017